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                                                                   EXHIBIT 10.22


                               FOURTH AMENDMENT TO
                             OFFICE LEASE AGREEMENT


         This Fourth Amendment to Office Lease Agreement (the "Amendment") is made and entered into this 13" day of October, 1999, by and between HASTINGS ENTERTAINMENT, INC., a Texas corporation ("Hastings") and OMNI CAPITAL CORPORATION, a Texas corporation ("Omni").

                                    RECITALS

         A. On the 3rd day of August, 1994, Hastings and Omni entered into that certain Office Lease Agreement (the "Office Lease") covering the premises located at 3601 Plains Blvd., Suite 1, Amarillo, Texas.

         B. The Office Lease was amended by (a) that certain Amendment to Office Lease Agreement dated January 23, 1995, by and between Hastings and Omni, (b) that certain Lease Amendment dated March 26, 1997, by and between Hastings and Omni, and (c) that certain Third Lease Amendment dated January 29, 1998, by and between Hastings and Omni. The Office Lease, as amended, shall hereinafter be referred to as the "Lease".

         C. Hastings and Omni desire to amend the Lease.

                                   AGREEMENT

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Hastings and Omni agree as follows:

         1.       Effective as of the date of this Amendment, the Premises (as defined in the Lease) shall be amended to include the
                  additional 11,250 square feet of space that is colored blue on the attached Exhibit "A" (the "Additional Space"). Minimum
                  Rent (as defined in the Lease) shall be increased by $1,318.75 per month ($2.11 per square foot per annum on 7,500 square feet of the Additional Space) beginning on February 1, 2000.
                  There shall be no increase in the Minimum Rent for the
                  remaining 3,700 square feet of the Additional Space until the
/s/[ILLEGIBLE]    Lease is amended in accordance with paragraph six (6)
                  of this Amendment. Any and all terms and provisions of the
                  Lease are amended wherever necessary (even though not
                  specifically addressed in this Amendment) so as to conform to the amendments set forth in this paragraph.

         2. Omni (at its sole cost and expense) agrees to (a) replace the roof covering the Additional Space, (b) commence work on replacing the roof on or before November 12, 1999, (c) perform such work in a good and workmanlike manner, and (d) complete such work on or before December 13, 1999.

         3. Effective when that certain Lease Agreement dated May 25, 1993, by and between Omni and KCI Therapeutic Services, Inc. expires on March 31, 2000, (a) the Premises shall be amended to include the additional 5,948 square feet of space that is colored green on the attached Exhibit "A" (the "KCI Space"), and (b) Minimum Rent shall be increased by $1,045.86 per month ($2.11 per square foot per annum on the KCI Space). Any and all terms and provisions of the Lease are amended wherever necessary (even though not specifically addressed in this amendment) so as to conform to the amendments set forth in this paragraph.

         4. Omni agrees that the KCI Space shall be delivered to Hastings on March 31, 2000, (a) in "broom clean" condition, and (b) with the roof in good condition and repair and not leaking.

         5. Contemporaneously with the Lease being amended to include the KCI Space, that certain Lease Agreement dated February 14, 1998, by and between Hastings and Omni, covering 7,000 square feet located at 3701 Plains Blvd., Space 83-F, Amarillo,


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                  Texas shall terminate, and Hastings and Omni shall have no further rights or obligations under such lease, except for any liabilities or obligations that were incurred or accrued prior to such termination.

         6. Effective October 1, 2000, the Lease shall be amended as follows:

                  a.       The Lease shall have a new Initial Term of thirty-six
                           (36) months beginning October 1, 2000.

                  b. Minimum Rent during the new Initial Term shall be $143,159.28 per annum, payable in monthly installments of $11,929.94 each.

                  c. Hastings shall have four (4) options to extend the term of the Lease for periods of three (3) years each, with each extended term to begin upon the expiration of the preceding initial or extended term. If Hastings desires to exercise an option to extend the term of the Lease, it shall do so by giving Omni written notice of Hastings' election to extend the term of the Lease not later than three (3) months prior to the expiration of the then current initial or extended term. If Hastings timely exercises an option to extend the term of the Lease, the Lease shall continue on the same provisions, except the Minimum Rent shall be (i) $12,778.04 per month during the first extended term, if exercised, (ii) $14,417.70 per month during the second extended term, if exercised, (iii) $16,848.92 per month during the third extended term, if exercised, and (iv) $18,092.80 per month during the fourth extended term, if exercised. If Hastings fails to timely exercise any option to extend the term of the Lease, Hastings shall not have the right to exercise any succeeding option to extend the term of the Lease.

         7. If Omni desires to lease any of the space that is outlined and striped in yellow on the attached Exhibit "A" to a third party, Omni shall promptly give written notice to Hastings with full information concerning the proposed lease, which shall include the name and address of the prospective lessee, the rental amount, and all other terms of the lease. Hastings shall have the right, for a period of ten (10) days after receipt of the notice, to elect to lease the space on the same terms and conditions. If Hastings elects to lease the space, Hastings and Omni shall execute a lease of such space within thirty (30) days after the date Hastings elects to lease the space. If Hastings elects not to lease the space, and Omni does not lease the space or does not lease the space on the terms and conditions contained in Omni's notice to Hastings, the space shall remain subject to Hastings' preferential right to lease. If Omni leases the space and the lease expires or terminates, the space shall again be subject to Hastings' preferential right to lease.

         8. By that certain letter agreement dated September 30, 1999, Hastings waived its right of first refusal to lease space nos. 16, 19-23 and 24-26 in the Building (as defined in the Lease) that contain 22,880 square feet of space (the "Space"). Omni has leased the Space to A La Galleria for a three (3) year term expiring on September 21, 2002 (the "Expiration Date"). Omni will provide Hastings with an executed copy of the three
                  (3) year lease covering the Space. On the Expiration Date, Hastings shall have the right to lease the Space, provided Hastings gives Omni written notice of its intent to lease the Space at least one hundred twenty (120) days prior to the Expiration Date. If Hastings timely gives Omni written notice of its intent to lease the Space, on the Expiration Date the Premises (as defined in the Lease) shall be amended to include the Space, and the Minimum Rent (as defined in the Lease) shall be increased proportionately based on the addition of the Space. If Hastings does not timely give Omni written notice of its intent to the lease the Space, Omni shall have the right to lease the Space to another party.

         9. Except as modified by this Amendment, the Lease shall remain in full force and effect, enforceable in accordance with its terms.


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         10.      This Amendment shall be governed by and construed and
                  enforced in accordance with the laws of the State of Texas.

         11. This Amendment shall be binding upon and shall inure to the benefit of the parties to this Amendment and their respective successors and assigns.

                                              OMNI CAPITAL CORPORATION

                                              By: /s/ C.W. CROUCH
                                                 -----------------------------
                                                 C.W. Crouch, President

                                              HASTINGS ENTERTAINMENT, INC.

                                              By: /s/ JOHN H. MARMADUKE
                                                 -----------------------------
                                                 John H. Marmaduke, President

THE STATE OF TEXAS         )
                           )
COUNTY OF POTTER           )

         This instrument was acknowledged before me on October 14, 1999, by C.W. Crouch, President of Omni Capital Corporation, a Texas corporation, on behalf of said corporation.

[SEAL]
                                                 /s/ AMELIA H. DAVIS
                                                 -----------------------------
                                                 Notary Public, State of Texas


THE STATE OF TEXAS         )
                           )
COUNTY OF POTTER           )

         This instrument was acknowledged before me on October 22, 1999, by John H. Marmaduke, President of Hastings Entertainment, Inc., a Texas corporation, on behalf of said corporation.

[SEAL]
                                                 /s/ JUSTIN G. FRANCIS
                                                 -----------------------------
                                                 Notary Public, State of Texas





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